Exhibit 99.1

Terra Industries Inc.	For more information, contact: Joe A. Ewing, Vice President, Investor Relations 712/277-7305 jewing@terraindustries.com

Terra Industries to Review CF Industries’ Latest Proposal
Terra Shareholders Need Take No Action
SIOUX CITY, Iowa — (September 28, 2009) — Terra Industries Inc. (NYSE:TRA) today confirmed receipt of a revised proposal from CF Industries Holdings, Inc. (NYSE:CF) to acquire Terra for 0.465 CF Industries shares per Terra share. The revised proposal notes among other things that the proposed exchange ratio would be adjusted upon declaration by Terra Industries of its previously announced $7.50 per share special dividend, plans for which were announced by Terra Industries last week. Terra’s Board of Directors, consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, will review and consider the revised proposal in due course. Terra shareholders need take no action at this time.
Credit Suisse Securities (USA) LLC is serving as Terra’s financial advisor, and Cravath, Swaine & Moore LLP and Wachtell, Lipton Rosen & Katz are serving as legal counsel to Terra. MacKenzie Partners is serving as proxy solicitor for Terra.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On September 18, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a revised preliminary proxy statement in connection with its 2009 Annual Meeting, which is available free of charge at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. Terra plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the revised preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that Terra files with the SEC at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.

Terra Industries Inc. • 600 Fourth Street • P.O. Box 6000 • Sioux City, Iowa 51102-6000
www.terraindustries.com • 712/277-1340 • NYSE Ticker: TRA

NEWS from Terra Industries Inc.	September 28, 2009

Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the revised preliminary proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the revised preliminary proxy statement relating to the 2009 Annual Meeting, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about our plans or intentions regarding the declaration and payment of the special cash dividend are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the risk that Terra Capital, Inc.’s tender offer for the 7.00% Senior Notes due 2017 of Terra will not be completed,

•	the risk that Terra’s planned debt financing will not be consummated,

•	the risk that the requisite consent of lenders under Terra Capital, Inc.’s existing credit facility will not be obtained,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

Terra Industries Inc. • 600 Fourth Street • P.O. Box 6000 • Sioux City, Iowa 51102-6000
www.terraindustries.com • 712/277-1340 • NYSE Ticker: TRA

NEWS from Terra Industries Inc.	September 28, 2009

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
# # #
Note: Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Eric Brielmann/Joe Berg
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com

Terra Industries Inc. • 600 Fourth Street • P.O. Box 6000 • Sioux City, Iowa 51102-6000
www.terraindustries.com • 712/277-1340 • NYSE Ticker: TRA